As filed with the Securities and Exchange Commission on June 11, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
NATIONAL BEVERAGE CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation or Organization)	59-2605822 (I.R.S. Employer Identification No.)

One North University Drive Fort Lauderdale, Florida (Address of principal executive offices)	33324 (Zip Code)
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
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Securities Act registration statement file number to which this form relates: 33-38986
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	The NASDAQ Stock Market, LLC.
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Registrant’s Common Stock, $0.01 par value (“Common Stock”), in the Registrant’s Registration Statement on Form S-1 (No. 33-38986) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on February 19, 1991, is incorporated herein by reference.
Item 2. Exhibits.
1.	Copy of specimen Certificate of Common Stock (incorporated by reference to Registrant’s Form 8-A filed with the Commission on September 6, 1991).

2.	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement filed with the Commission on February 19, 1991).

3.	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement filed with the Commission on February 19, 1991)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 11, 2007	National Beverage Company
	By:	/s/ DEAN A. MCCOY
		Name:	Dean A. McCoy
		Title:	Sr. Vice President — Chief Accounting Officer